Exhibit 9.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Acergy S.A. (a Luxembourg company) and its subsidiaries (the “Company”) on Form S-8, File Nos. 33-85168, 333-09292, 333-74321, 333-124983 and 333-124997 and on Form F-3 and Form F-3/A, File No. 333-86288 of our reports relating to the financial statements of the Company (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” and Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Post Retirement Plans”) and the effectiveness of the Company’s internal control over financial reporting dated February 25, 2008 appearing in this Annual Report on Form 20-F of the Company for the year ended November 30, 2007.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

London, United Kingdom

May 29, 2008